UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 25, 2019

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	COLM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On July 25, 2019, Columbia Sportswear Company (the "Company") issued a press release reporting its second quarter and first half 2019 financial results, as well as its updated full year 2019 financial outlook. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
Attached hereto as Exhibit 99.2 and incorporated by reference herein is financial information and commentary by Jim A. Swanson, Senior Vice President and Chief Financial Officer of Columbia Sportswear Company, on the second quarter and first half 2019 financial results, as well as the Company's updated full year 2019 financial outlook, as posted on the Company's investor relations website, http://investor.columbia.com, on July 25, 2019. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 7.01 REGULATION FD DISCLOSURE
In its July 25, 2019 press release, the Company also announced that its Board of Directors approved a regular quarterly cash dividend of $0.24 per share of common stock to be paid on August 29, 2019 to its shareholders of record on August 15, 2019.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press Release, dated July 25, 2019 (furnished pursuant to Items 2.02 and 7.01 hereof).

99.2	Commentary by Jim A. Swanson, Senior Vice President and Chief Financial Officer of Columbia Sportswear Company, dated July 25, 2019 (furnished pursuant to Items 2.02 and 7.01 hereof).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: July 25, 2019	By:	/S/ JIM A. SWANSON
Jim A. Swanson
Senior Vice President and Chief Financial Officer